UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2006

Expedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Bellevue, Washington (Address of principal executive offices)	98005 (Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES
EXHIBIT 99.1

Item 8.01. Other Events.
On August 10, 2006, Expedia, Inc. (the “Company”) issued a press release announcing a planned institutional private placement of up to $800 million of senior unsecured notes guaranteed by certain of its subsidiaries (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 135c of the Securities Act, the Company files a copy of the press release as Exhibit 99.1 hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2006	EXPEDIA, INC.
	By:	/s/ Michael B. Adler
		Name:	Michael B. Adler
		Title:	Chief Financial Officer

3